                              POWER3 MEDICAL, INC.
                             AMENDED CURRENT REPORT
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                   FORM 8-K/A

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

                                  May 18, 2004
                Date of Report (Date of Earliest Event Reported)

Power3 Medical Products, Inc (Exact name of registrant as specified in charter)

                         Commission File Number: 0-24921

         New York                                           65-0565144
(State of Incorporation)                            (I.R.S. Employer I.D. No)

                           3400 Research Forest Drive
                           The Woodlands, Texas 77381

                    (Address of Principal Executive Offices)

                                 (281) 466-1600
              (Registrant's Telephone Number, Including Area Code)

                                      -1-

Item 1. CHANGES IN CONTROL OF REGISTRANT

        None.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

        As reported in its Current Report on Form 8-K filed on Power3 Medical
Products, Inc., acquired certain assets and liabilities of Advanced Bio/Chem,
Inc. This Form 8KA amends the original Form 8K. With this Amendment, the
Registrant files the financial statements of businesses acquired and pro forma financial information required by Item 7.

Item 3. BANKRUPTCY OR RECEIVERSHIP

        None.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None.

Item 5. OTHER EVENTS

        Management has made the decision to recommend to the Board of Directors that the registrant change its domicile from New York to either Delaware or
Nevada.

Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS

        Tim Novak and Paul Gray

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses.

    Previously filed.

(b) Financial statements of businesses acquired.

                                      -2-

        Audited financial statements of Advanced Biochem, Inc as of December 31,
2003 and for the years ended December 31, 2003 and 2002.

        Unaudited financial statements as of March 31, 2004 and for the quarters ended March 31, 2004 and 2003.

        (c) Pro forma combined financial information as of March 31, 2004 and for the twelve months ended December 31, 2003 and for the period January 1, 2004 through March 31, 2004.

Item 8. CHANGE IN FISCAL YEAR

        None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 2nd day of August, 2004.

Power3 Medical Products, Inc.

                                                By: Steven B. Rash
                                                    Steven B. Rash
                                                    Chief Executive Officer

                                                By: Michael J. Rosinski
                                                    Michael J. Rosinski
                                                    Chief Financial Officer

                                      -3-

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

                          POWER3 MEDICAL PRODUCTS, INC.

                                TABLE OF CONTENTS

        Financial Statements as of and for the period
        January 1, 2004 to March 31, 2004:

        Balance Sheet                                                   5

        Statement of Operations                                         6

        Statement of Cash Flows                                         7

        Notes to Financial Statements                                   8

                                      -4-

                           ADVANCED BIO/CHEM, INC.
                              BALANCE SHEETS

                                   --ASSETS--
                                                     March 31,       March 31,
                                                       2004             2003
                                                   (Unaudited)      (Unaudited)

CURRENT ASSETS:
          Cash                                     $      1,956     $         69
          Accounts receivable                      $      5,130     $      1,800
          Prepaid Expenses                         $      2,978     $          -
TOTAL CURRENT ASSETS                               $     10,064     $      1,869

TOTAL FIXED ASSETS                                 $    144,259     $          -

TOTAL OTHER ASSETS                                 $     19,972     $          -

TOTAL ASSETS                                       $    174,295     $      1,869
                                                   =============    =============

                    --LIABILITIES AND SHAREHOLDERS' EQUITY--

CURRENT LIABILITIES
   Due to affiliate                                $          -     $      6,000
   Accounts payable and accrued expenses           $  1,550,092     $     62,500
   Current Maturities of Long Term Debt            $    231,432     $          -
TOTAL CURRENT LIABILITIES                          $  1,781,524     $     68,500

Long Term Debt
   Notes Payable to Stockholders and Related
    Parties                                        $    324,761     $          -
   Notes Payable Net of Current Maturities         $    702,085     $          -
TOTAL LONG TERM DEBT                               $  1,026,846     $          -

SHAREHOLDER'S EQUITY (DEFICIT)
   Common Stock  -  $0.01 par value, 50,000,000
    shares authorized, 11,111 shares issued and
    outstanding at March 31, 2004                  $     11,111     $      7,280
   Common stock Subscribed                         $    415,000     $          -
Additional paid-in capital                         $  1,409,072     $    945,643
   Accumulated deficit                             $ (4,469,258)    $ (1,019,554)
TOTAL SHAREHOLDER'S EQUITY (DEFICIT)               $ (2,634,075)    $    (66,631)
TOTAL LIABILITIES AND SHAREHOLDERS'
   EQUITY (DEFICIT)                                $    174,295     $      1,869
                                                   =============    =============

                           ADVANCED BIO/CHEM, INC.
                             STATEMENT OF OPERATIONS
                                   (Unaudited)

                                           March 31,            March 31,
                                             2004                 2003

REVENUES:
  Royalty Income                         $   137,837            $        -

TOTAL REVENUES                           $   137,837            $        -

OPERATING COSTS:
  Selling, general and adminsitrative
   expenses                              $   165,497            $   58,563

(LOSS)  BEFORE PROVISION FOR INCOME
   TAXES                                 $   (27,660)           $  (58,563)
  Provision for income taxes             $         -            $        -

OTHER INCOME (EXPENSE)
  Other Income                           $         -            $        -
  Interest Expense                       $   (51,624)           $        -

TOTAL OTHER INCOME (EXPENSE)             $   (51,624)           $        -

NET (LOSS)                               $   (79,284)           $  (58,563)
                                         ============           ===========
(LOSS) PER SHARE
   Basic                                 $     (0.01)           $    (0.01)
                                         ============           ===========
   Diluted                               $     (0.01)           $    (0.01)
                                         ============           ===========
   Weighted average number of common
    shares outstanding - basic and
    diluted                               11,111,328             7,280,000

                           ADVANCED BIO/CHEM, INC.
                       STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                               March 31,           March 31,
                                                 2004                2003

INCREASE (DECREASE) IN CASH:
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                  $    (79,284)       $    (58,563)
Depreciation and amortization                     23,152                   -
Adjustments to reconcile net (loss)
 to net cash (used) provided by operating
 activities:
  Management fees credited to additional
    paid-in capital                         $          -        $          -
Increase in assets:
  Accounts receivable/other                 $     (4,133)       $          -
Increase in liabilities:                    $          -        $      6,000
  Accounts payable and accrued expenses     $   (199,663)       $     52,500

NET CASH (USED) PROVIDED BY OPERATING
  ACTIVITIES                                $   (259,932)       $        (63)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Long Term Debt Net                        $     (3,112)       $          -
  Common Stock Subscribed                   $    265,000        $          -
          Total                             $    261,888        $          -

NET CASH PROVIDED BY FINANCING ACTIVITIES   $      1,956        $          -

NET INCREASE IN CASH                        $          -        $         63
  Cash, at beginning of period              $          -        $        132

CASH, AT END OF PERIOD                      $      1,956        $         69
                                            =============       =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
   Income taxes                             $          -        $          -

                             ADVANCED BIO/CHEM, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2004

NOTE 1. COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature and Background of the Organization

Advanced Bio/Chem, Inc. (d/b/a ProteEx), a Nevada corporation (the "Company") is a biotechnology company utilizing protein identification for cancer discovery and applying proteomics to the medical diagnostic market principally hospitals and other medical facilities. The Company's products are in the form of diagnostic tests. Principal national markets include diagnostics and drug discovery and development in the United States and Canada.

On April 14, 2003, the Company and GESJ, Inc., ("GESJ"), a Texas corporation, owned by four officers of the Company, entered into an agreement and plan of merger in which GESJ merged into the Company in a tax-free exchange of shares.
The purpose of the merger was to acquire the management team of GESJ.

In June 2003, the Company merged with Ciro International, Inc., a Nevada corporation, resulting in the Company being the surviving entity in a reverse acquisition with Ciro, a public shell company.

In May 2004, the Company sold all of its fixed assets and intellectual property to Power 3 Medical Products, Inc. ("Power 3") in exchange for 15,000,000 shares of Power 3 and the assumption of certain liabilities of the Company.

Basis of Presentation

Then accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of
America ("GAAP") for interim financial information and Item 310(b) of Regulation
S-B. The do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments
(consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements of the Company as of
December 31, 2003 and for the two years ended December 31, 2003 and 2002, including notes thereto included in this From 8K/A.

Use of Estimates in Preparing Financial Statements

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect amounts reported in these financial statements and accompanying notes. The more significant areas requiring the use of management estimates relate to the percentage of work completed in determining deferred revenue, evaluating the outcome of uncertainties involving claims against or on behalf of the Company, useful lives for depreciation and amortization, cash flow projections and fair values used in the determination of asset impairment.
Actual results could differ materially from these estimates.

Going Concern

The Company has sustained net losses from its inception in 2000 through December
31, 2003. At December 31, 2003, the Company had a deficit in stockholders'
equity in excess of $4.3 million and current liabilities exceeded current assets by $2.0 million.

On May 18, 2004, all fixed assets and intellectual property of the Company were acquired by Power 3 Medical Products, Inc. in exchange for 15,000,000 shares of that company's common stock, as further discussed in Note 15. The notes payable to various individuals as described in Note 8, and certain other liabilities remain the obligations of the Company.

In order to continue the Company will be required to obtain additional funding from outside sources, or sell additional assets to meet its debt service obligations. Management is in the process of seeking additional financing.
Without continued forbearance of the Company's creditors, additional financing, or the sale of assets the Company would be unable to continue as a going concern. There can be no assurance that the Company can obtain sufficient additional financing or raise adequate funds through the sale of its assets to service its debt obligations. The Company's financial statements are presented on the basis of a going concern and do not include any adjustments that might result from this uncertainty.

NOTE 2. SUBSEQUENT EVENTS

On May 18, 2004, all fixed assets and intellectual property of the Company were acquired by Power 3 Medical Products, Inc. ("Power 3"), a Nevada corporation, for 15,000,000 shares of Power 3 common stock, plus employment of certain employees of the Company, and assumption of certain liabilities of the Company.
Furthermore, Power 3 designated 3,000,000 shares of its Series B Convertible
Preferred Stock that, voting as a class, represents a majority of the voting interest of the corporation. 1,500,000 Series B Convertible Preferred Stock were issued each to Steven B. Rash, Chairman and CEO, and Ira L. Goldknopf, Ph.D.,
Chief Science Officer. In the event either holder of shares of Series B
Convertible Preferred Stock ceases to be an officer, director or employee of the corporation, their preferred shares automatically convert to common shares at a ratio of one common share for each preferred share. In addition, 13,250,000 shares of common stock were issued each to Steven B. Rash and Ira L. Goldknopf,
Ph.D. in consideration of their executing an employment agreement with Power 3.

                             ADVANCED BIO/CHEM, INC.
                                  d/b/a ProteEx

                              FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

                                       10

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Advanced Bio/Chem, Inc.
The Woodlands, Texas

We have audited the accompanying balance sheets of Advanced Bio/Chem, Inc.
(d/b/a ProteEx) as of December 31, 2003 and 2002, and the related statements of operations, stockholders equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Bio/Chem, Inc. (d/b/a
ProteEx) as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Fitts, Roberts & Co., P.C.

Houston, Texas
July 26, 2004

                                       11

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
BALANCE SHEETS

                                     ASSETS
                                                       December 31,   December 31,
                                                          2003            2002

CURRENT ASSETS

  Cash                                                 $         -    $     19,175
  Accounts receivable - trade, net                               -          10,600
  Accounts receivable - officers and employees                   -             903
  Prepaid expenses                                           3,971           3,542
     Total current assets                                    3,971          34,220

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $230,521 in 2003 and $140,466
  in 2002                                                  166,766         256,821

OTHER ASSETS

  Deposits                                                   2,968           2,968
  Patents, net of $4,881 amortization and of
   $1,663 in 2003 and 2002, respectively                    17,649          20,868
     Total other assets                                     20,617          23,836

         TOTAL ASSETS                                  $   191,354    $    314,877
                                                       ============   =============

See notes to financial statements

                                       12

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                              December 31,    December 31,
                                                 2003             2002

CURRENT LIABILITIES                           $     7,498     $          -
 Cash overdraft
 Accounts payable - trade                         266,271          174,666
 Due to Bronco Technology - a related party        78,703           80,459
 Credit card debt - related parties               114,530          118,742
 Accrued liabilities                              677,792          365,786
 Bank line of credit                              150,000          149,989
 Accrued interest on notes payable                266,631          158,466
 Accrued interest on notes to related
   parties                                         58,753           33,855
 Current maturities of long-term debt             231,432          117,881
 Deferred revenue                                 129,577           14,828
    Total current liabilities                   1,981,187        1,214,672

LONG-TERM DEBT

 Notes payable to stockholders and
   related parties                                324,761          305,413
 Notes payable, net of current maturities         705,197          786,843
    Total long-term debt                        1,029,958        1,092,256

    TOTAL LIABILITIES                           3,011,145        2,306,928

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
 Common stock, $0.001 par value, 50,000,000
   shares authorized, 11,111,338 shares
   outstanding at December 31, 2003 and
   12,120,046 shares outstanding at
   December 31, 2002                               11,111            1,212
 Additional paid-in capital                     1,409,072          170,494
 Due from officers for stock                            -          (74,206)
 Subscribed stock                                 150,000                -
 Retained deficit                              (4,389,974)      (2,089,551)
    TOTAL STOCKHOLDERS' DEFICIT                (2,819,791)      (1,992,051)

    TOTAL LIABILITIES AND
      STOCKHOLDERS' DEFICIT                   $   191,354     $    314,877
                                              ============    =============
See notes to financial statements

                                       13

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
STATEMENTS OF OPERATIONS
For the years ended December 31,

                                                          2003         2002

Revenues                                            $    278,114    $    197,176

Expenses

  Selling, general and administrative expenses         2,265,222         786,793
  Depreciation and amortization                           93,273          93,188
  Loss on disposal of equipment                                -         110,261

    Total expenses                                     2,358,495         990,242

Loss from operations                                  (2,080,381)       (793,066)

Interest expense                                         220,042         197,232

Loss before income tax                                (2,300,423)       (990,298)

    Income tax                                                 -               -

Net loss                                            $ (2,300,423)   $   (990,298)
                                                    =============   =============

See notes to financial statements

                                       14

                      ADVANCED BIO/CHEM, INC. d/b/a ProteEx
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                 For the years ended December 31, 2003 and 2002

                                                              Stockholders' Deficit
                                  Common       Common      Additional     Due from    Subscribed  Retained             Total
                                  Shares       Stock    Paid-In Capital   Officers      Stock     Deficit

 Balance at December 31, 2001    12,120,046   $  1,212    $    169,494    $ (74,206)  $       -   $(1,099,253)     $ (1,002,753)
 Capital contributions                    -          -           1,000            -           -             -             1,000
 Net loss                                 -          -               -            -           -      (990,298)         (990,298)

 Balance at December 31, 2002    12,120,046      1,212         170,494      (74,206)          -    (2,089,551)       (1,992,051)

 Reverse stock split             (8,360,012)      (836)            836            -           -             -                 -
 Change in par value                             3,383          (3,383)           -           -             -                 -
 Ciro reverse merger              3,619,554      3,620          (3,620)           -           -             -                 -
 GESJ merger                      1,903,000      1,903          (1,903)           -           -             -                 -
 Stock issued for cash              450,000        450         124,550            -           -             -           125,000
 Private placement                  521,904        522         437,478            -           -             -           438,000
 Debt converted to stock             31,846         32          25,445            -           -             -            25,477
 Stock granted to employees         825,000        825         659,175       74,206           -             -           734,206
 Stock subscriptions                      -          -               -            -     150,000             -           150,000
 Net loss                                 -          -               -            -           -    (2,300,423)       (2,300,423)

  Balance at December 31, 2003   11,111,338   $ 11,111    $  1,409,072    $       -   $ 150,000   $(4,389,974)     $ (2,819,791)
                                 ===========  =========   =============   ==========  ==========  ============     =============

See notes to financial statements

                                       15

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
STATEMENTS OF CASH FLOWS
For the years ended December 31,

                                                    2003               2002
OPERATING ACTIVITIES
 Net loss                                      $ (2,300,423)       $ (990,298)

 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization                      93,273            93,188
  Stock-based compensation                          734,206                 -
  Changes in operating assets and liabilities:
    Accounts receivable                              10,600            17,710
    Other current assets                                474            (3,005)
    Accounts payable                                 91,605            57,525
    Accrued liabilities and deferred revenues       596,142           222,670

  Net cash used in operating activities            (774,123)         (602,210)

INVESTING ACTIVITIES

    Purchase of capital assets                            -           (23,538)
    Patent costs                                          -           (18,673)

  Net cash used in investing activities                   -           (42,211)

FINANCING ACTIVITIES

  Proceeds from issuance of debt                     58,343           345,020
  Net borrowings under line of credit                    11             4,883
  Bank overdraft                                      7,498                 -
  Principal payments on notes payable               (17,936)                -
  Proceeds from sales of stock                      713,000             1,000
  Payments on capital leases                              -            (8,421)
  (Decrease) increase in credit card debt            (4,212)           70,472
  (Payments) borrowings on related party loans       (1,756)          250,642

  Net cash provided by financing activities         754,948           663,596

NET (DECREASE) INCREASE IN CASH                     (19,175)           19,175

CASH, beginning of year                              19,175                 -

CASH, end of year                              $          -        $   19,175
                                               =============       ===========

See notes to financial statements

                                       16

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
STATEMENTS OF CASH FLOWS - continued
For the years ended December 31,
                                                       2003               2002

SUPPLEMENTAL DISCLOSURES RELATED TO CASH FLOWS:

  Interest paid                                     $   87,718        $   75,852

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
     FINANCING ACTIVITIES:

  Equipment acquired and returned                   $        -        $  224,520
  Accrued interest capitalized                          32,602                 -
  Stock issued for services                            734,206                 -
  Debt converted to stock                               25,477                 -

See notes to financial statements

                                       17

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature and Background of the Organization

Advanced Bio/Chem, Inc. (d/b/a ProteEx), a Nevada corporation (the "Company") is a biotechnology company utilizing protein identification for cancer discovery and applying proteomics to the medical diagnostic market principally hospitals and other medical facilities. The Company's products are in the form of diagnostic tests. Principal national markets include diagnostics and drug discovery and development in the United States and Canada.

On April 14, 2003, the Company and GESJ, Inc., ("GESJ"), a Texas corporation, owned by four officers of the Company, entered into an agreement and plan of merger in which GESJ merged into the Company in a tax-free exchange of shares.
The purpose of the merger was to acquire the management team of GESJ.

In June 2003, the Company merged with Ciro International, Inc., a Nevada corporation, resulting in the Company being the surviving entity in a reverse acquisition with Ciro, a public shell company.

In May 2004, the Company sold all of its fixed assets and intellectual property to Power 3 Medical Products, Inc. ("Power 3") in exchange for 15,000,000 shares of Power 3 and the assumption of certain liabilities of the Company, as further discussed in Note 15.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting and, accordingly, reflect all significant receivables, payables and other liabilities.

Use of Estimates in Preparing Financial Statements

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect amounts reported in these financial statements and accompanying notes. The more significant areas requiring the use of management estimates relate to the percentage of work completed in determining deferred revenue, evaluating the outcome of uncertainties involving claims against or on behalf of the Company, useful lives for depreciation and amortization, cash flow projections and fair values used in the determination of asset impairment.
Actual results could differ materially from these estimates.

                                       18

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 1. COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Revenue Recognition

The Company recognizes revenue principally from contract services performed in the area of protein identification as the services are completed. Payments by customers for services not yet performed are classified as deferred revenue.

Fair Values of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The carrying amounts reported in the balance sheets for cash, accounts receivable and accounts payable approximate fair values due to the short maturity of those instruments. The carrying amount of debt reported in the balance sheets approximates fair value because, in general, the interest on the underlying instruments approximates market rates.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets.
Repairs and maintenance, which are not considered betterments and do not extend the useful life of property, are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in income.

Patents

Patents are recorded at cost which includes legal fees and filing fees and amortized over ten years on a straight-line basis. Patents are periodically reviewed to assess recoverability from future operations using undiscounted cash flows. To the extent carrying values exceed fair values, an impairment loss is recognized in operating results. Amortization expense on the patents is provided using the straight-line method over the lives of the patents.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                                       19

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 1. COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Income Tax

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Effective September 6, 2000, the Company elected by unanimous consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal
Revenue Code. Under those provisions, the Company did not pay federal income taxes on its taxable income after the effective date of the election. Instead, the stockholders were liable for individual federal income tax on their respective shares of the Company's taxable income. Accordingly, no provision or liability for income taxes was made for the fiscal year ending December 31,
2002. The election to be treated as an S-corporation was revoked effective
January 1, 2003.

Employee Leasing Arrangement

The Company signed a Professional Services Agreement with Gevity HR. Under the terms of the contract, existing active employees and employees subsequently hired by the Company are co-employed by both the Company and Gevity HR. Gevity
HR employs the employee and assumes responsibility for the employee under Gevity
HR's employer identification number and then: (a) processes payroll, pays wages and makes deductions that are legally required or duly authorized; (b) collects, reports and pays applicable payroll taxes and keeps payroll and tax records as required by federal, state and local payroll tax laws and regulations; (c)
secures workers' compensation insurance and timely pays the premiums therefore;
(d) complies with state and federal unemployment payroll laws by maintaining accounts, pays unemployment insurance taxes, files reports and administers and manages claims; and (e) administers benefits as designated by the Company.

Accounting for Stock-Based Compensation

The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No.
123, the Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for stock issued to its employees and consultants.

                                       20

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 1. COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Reclassifications

Certain amounts from 2002 have been reclassified to conform to current year presentation.

NOTE 2. FINANCIAL RESULTS, LIQUIDITY AND BASIS OF PRESENTATION

The Company has sustained net losses from its inception in 2000 through December
31, 2003. At December 31, 2003, the Company had a deficit in stockholders'
equity in excess of $4.3 million and current liabilities exceeded current assets by $2.0 million.

On May 18, 2004, all fixed assets and intellectual property of the Company were acquired by Power 3 Medical Products, Inc. in exchange for 15,000,000 shares of that company's common stock, as further discussed in Note 15. The notes payable to various individuals as described in Note 8, and certain other liabilities remain the obligations of the Company.

In order to continue the Company will be required to obtain additional funding from outside sources, or sell additional assets to meet its debt service obligations. Management is in the process of seeking additional financing.
Without continued forbearance of the Company's creditors, additional financing, or the sale of assets the Company would be unable to continue as a going concern. There can be no assurance that the Company can obtain sufficient additional financing or raise adequate funds through the sale of its assets to service its debt obligations. The Company's financial statements are presented on the basis of a going concern and do not include any adjustments that might result from this uncertainty.

NOTE 3. PATENTS

No patents have been issued as of December 31, 2003. However, patents pending include:

Provisional Patent 1: Breast Cancer, Nipple Aspirate (NPA) - filed November 20,
2001 Diagnostic test for breast cancer and any other cancer information on the use of 2D gel to distinguish protein pattern differences in NPA fluid between cancers versus non-cancer.

Provisional Patent 2: Filed April 24, 2002. Proteonomic Methods for diagnosis and monitoring of breast cancer, information given to substantiate further discoveries, including patient and normal comparisons of 2D gel patterns of proteins in NPA fluid.

                                       21

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 3. PATENTS (CONTINUED)

Provisional Patent 3: Renal disease filed October 29, 2002. A large group of
S-Nitrosylated proteins as disease markers and drug targets for hypertension, renal disease, cancer and other diseases, information on novel proteins discovered in renal disease.

Provisional Patent 4: CML Drug resistance filed March 7, 2003. Proteomic test and biomarkers for diagnosis, prognosis, monitoring, and treatment decisions for drug resistance and sensitivity, a mechanism of drug resistance and sensitivity to discern key drug targets, and a key drug target for drug resistance for chronic myelogenous leukemia, other leukemias and pre-leukemias, brease cancer and pre-cancerous conditions and any other cancer and pre-cancerous conditions.

Patent: Breast Cancer, NAF filed November 20, 2002. Proteonomic methods for diagnosis and monitoring of breast cancer, information of combination of 1 and 2 with further information and claims involving known markers of breast cancer and disposition in NPA fluid, including individual with normal mammogram and family history of breast cancer.

Patent: Breast Cancer, NAF filed November 20, 2002. Continuation in part proteomic methods for diagnosis and monitoring of breast cancer.

Patent costs and accumulated amortization as of December 31 were:

                                                  2003            2002

     Costs incurred for patents                 $ 22,530        $22,531
     Accumulated amortization                      4,881          1,663
       Patents, net                             $ 17,649        $20,868
                                                ========        =======

Amortization expense was $3,218 and $1,631 in 2003 and 2002, respectively.

NOTE 4.  PROPERTY AND EQUIPMENT

A summary of property and equipment follows:

                                 Estimated     December 31,    December 31,
                                Useful Life       2003             2002

Laboratory equipment             3-5 years     $   381,743     $   381,743
Data processing equipment         5 years           15,544          15,544
                                                   397,287         397,287
Less accumulated depreciation                      230,521         140,466
                                               $   166,766     $   256,821
                                               ===========     ===========

                                       22

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 5. ACCRUED LIABILITIES

A summary of accrued liabilities follows:

                              December 31,              December 31,
                                 2003                        2002

Litigation settlement        $      20,000              $      40,000
Capital leases payable             147,639                    173,639
Contractor payable                   4,823                      4,823
Accrued severance pay               16,158                     17,208
Accrued salaries                   372,676                          -
Lease payable                       42,540                     61,508
Property taxes payable              21,956                     16,099
Rent payable                        52,000                     52,509

                             $     677,792              $     365,786
                             =============              =============

NOTE 6. CREDIT CARD DEBT

The Company has informally assumed the obligation to repay funds provided to the
Company by related parties through borrowing on personal credit cards. The balances totaled $114,530 and $118,742 at December 31, 2003 and 2002, respectively.

Credit card debt as set forth above is not guaranteed by the Company, nor are the credit cards in the Company's name. The Company has assumed the debt from the originators of the credit cards, Helen R. Park and Ira L. Goldknopf, who are significant shareholders, since the debt was for the express purpose of purchases on behalf of and for the benefit of the Company. In addition, these purchases were authorized by the Company for lab supplies, travel and equipment.

The Company is paying the minimum required monthly payments as set forth by the creditor.

NOTE 7. LEASES

The Company leased office and laboratory space under an operating lease from
Houston Advanced Research Center ("HARC"), a Texas non-profit corporation, in
The Woodlands, Texas. Rent was $3,808 per month. The original term of the lease expired August 2002 and the Company rented on a month-to-month basis until June,
2004, when new lease space was obtained elsewhere in The Woodlands, Texas. Rent expense for 2003 and 2002 was $45,705 and $52,587, respectively, primarily for the HARC lease. Other short-term equipment operating lease expenses were incurred.

                                       23

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 7. LEASES (CONTINUED)

The Company leases laboratory equipment under a three-year lease expiring August
30, 2004. The lease has been recorded as a capital lease. The cost of $86,000, the fair value at the inception of the lease, had been included on the balance sheet under the caption "Property and equipment," at December 31, 2003 and 2002, less accumulated depreciation of $64,501 at December 31, 2003, and $35,834 at
December 31, 2002. The Company is in default on this lease and, consequently, the entire balance of the lease payments is included in current liabilities.

NOTE 8. NOTES PAYABLE

During the year ended December 31, 2002, management determined that several notes payable made in prior years were usurious under Texas laws. As a result, all usurious notes were renegotiated to reflect new rates and maturity dates.
Unpaid accrued interest at December 31, 2003, and 2002, reflects the renegotiated note rates and maturity dates.

A summary of notes payable follows:

                                                  December 31,       December 31,
                                                      2003               2002

Note payable for insurance, unsecured             $   2,906          $   2,493
Notes payable to various individuals due
 November 2003 to May 2006, annual interest
 rates from 12% to 15%, unsecured, convertible
 to common stock at $0.80 per share                 933,723            902,231

        Subtotal                                    936,629            904,724
        Less current portion                        231,432            117,881
                                                  $ 705,197          $ 786,843
                                                  =========          =========

The Company has a line of credit with a bank as follows for December 31, 2003 and 2002:

                                                                        2003               2002

Bank revolving credit agreement, annual interest rate at bank prime plus 2.25 percentage points (6.5% at December 31,
 2003 and 2002), $150,000 maximum amount, renewed through
 February 22, 2005, repayment over thirty-six months,
 guaranteed by two shareholders, secured by assets of the
 Company                                                              $150,000          $ 149,989

                                       24

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 8. NOTES PAYABLE (CONTINUED)

A summary of long-term debt principal maturities follows:

For the Years Ending December 31,                  Amount

          2004                                  $  231,432
          2005                                      63,354
          2006                                     640,843
          Beyond                                     1,000

          Total                                 $  936,629
                                                ==========

Certain debts to individuals have matured and are past due. The Company has not obtained waivers for these defaults.

NOTE 9. INCOME TAX MATTERS AND CHANGE IN TAX STATUS

For the years ended December 31, 2002, 2001 and 2000, the Company, with the consent of its stockholders, elected to be taxed under sections of federal income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's income, deductions, losses and credits. The Company's stockholders terminated this election effective with the year beginning on January 1, 2003.

Deferred tax assets consist of the following components as of December 31, 2003:

Deferred tax assets:
 Loss carryforward (state and federal)           $     610,176
 Accrual to cash adjustments                           488,737
 Property and equipment                                  3,179
 Less valuation allowance                           (1,102,092)
                                                 $           -
                                                 ==============

                                       25

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 9. INCOME TAX MATTERS AND CHANGE IN TAX STATUS (CONTINUED)

During the year ended December 31, 2003, the Company recorded a valuation allowance of $(1,102,092) on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. There was no other activity in the valuation allowance account during 2003.

Loss carryforwards for tax purposes as of December 31, 2003 have the following expiration dates.

                                                     Amount
Expiration Date                             State             Federal

   2005                                   $    16,072        $       -
   2006                                       917,943                -
   2007                                       642,361                -
   2008                                     1,400,620                -
   2023                                                      1,400,620

The  alternative  minimum tax (AMT) credit  carryforward  may be carried forward indefinitely to reduce future regular federal income taxes payable.

There were no provisions for incomes taxes charged to the losses from operations for the years ended December 31, 2003 and 2002.

The income tax  provision  differs from the amount of income tax  determined  by applying the U.S. federal income tax rate to pretax loss from operations for the years ended December 31, 2003 and 2002 due to the following:

                                                        2003               2002

Computed "expected" tax benefit                    $   782,144           $ 336,701
(Increase) decrease in income tax resulting from:
  State tax net of Federal benefit                     103,519                   -
  Election to tax income to stockholders               150,163            (336,701)
  State NOL Carryover for prior years                   70,937                   -
  Other                                                 (4,671)                  -
  Valuation allowance                               (1,102,092)                  -

                                                   $         -           $       -
                                                   ============          ==========

                                       26

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 9. INCOME TAX MATTERS AND CHANGE IN TAX STATUS (CONTINUED)

The Texas franchise tax includes a component that is a tax on income. The
Company was subject to this tax even during the period of time its stockholders elected to be taxed on their pro rata share of the Company's income, deductions, losses and credits. Consequently, a component of the Company's loss carryforward relate to the Texas franchise tax as shown above.

NOTE 10. RELATED PARTY TRANSACTIONS

The Company has notes payable to the following related parties:

                                                      2003              2002

Shareholders, unsecured, 12% interest,
  due May 1, 2005                                 $  287,761        $  268,413
Notes Payable to Bronco Technology,
  unsecured, 12% interest, due May 27, 2027           37,000            37,000

                                                  $  324,761        $  305,413
                                                  ===========       ===========

In addition, the Company incurred payables to a shareholder's 100% owned corporation, Bronco Technology, Inc.("Bronco"), resulting from payments made by
Bronco on behalf of the Company for various expenses. At December 31, 2003 and
2002, the Company owed Bronco $78,703 and $80,459, respectively.

                                       27

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 11. MERGERS AND ACQUISITIONS

On April 14, 2003, the Company and GESJ, Inc. ("GESJ"), a Texas corporation, owned by four officers of the Company, entered into an agreement and plan of merger in which GESJ merged into the Company in a tax-free exchange of shares.
The Company exchanged 1,903,000 shares of its common stock for all the issued and outstanding shares of GESJ. These shares issued by the Company were subsequently cancelled in 2004. The Company continued as the surviving entity.
The purpose of the merger was to acquire the management team of GESJ. GESJ had no assets or liabilities as of the merger date. The Company has not recorded the transaction as compensation to the officers involved due to the cancellation of the shares.

In June 2003, the Company's directors approved a merger with Ciro International,
Inc. ("Ciro"), a Nevada Corporation, whereby the Company would be the surviving entity in a reverse acquisition with Ciro, a public shell company. For accounting purposes, the combination was treated as an issuance of shares for cash by the Company and has not been considered a business combination.

In May 2004, the Company sold all of its fixed assets and intellectual property to Power 3 Medical Products, Inc. ("Power 3") in exchange for 15,000,000 shares of Power 3 and the assumption of certain liabilities of the Company.

NOTE 12. PRIVATE PLACEMENT OFFERINGS

On March 17, 2003, the Company offered a private placement of a minimum of
500,000 shares up to a maximum of 1,000,000 of voting common stock for an offering price of $0.80 per share. 521,904 shares were issued under the private placement offering.

Also on March 17, 2003, the board of directors approved a 3 for 1 reverse stock split.

NOTE 13. STOCK BASED COMPENSATION

Steven Rash, CEO, was granted 825,000 shares of common stock at $0.80 per share for a current period expense of $660,000. In addition pursuant to Mr. Rash's
September 5, 2003 employment contract, an option agreement for an additional
200,000 shares at the exercise price of $0.80 was promised, but as yet not executed. No charge to operations has been made for the unexecuted option.

                                       28

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 14. MAJOR CUSTOMERS

Revenues from major customers, which exceeded ten percent of total revenues, are as follows:

                                             For the Years Ended>
 Customer                         December 31, 2003          December 31, 2002

 Viventia Biotech                    $   177,454                $   144,083
 Memorial Health - Savannah               44,133                          -
 University of Texas MD Anderson
   Cancer Center                          23,500                          -

NOTE 15. SUBSEQUENT EVENTS

On May 18, 2004, all fixed assets and intellectual property of the Company were acquired by Power 3 Medical Products, Inc. ("Power 3"), a Nevada corporation, for 15,000,000 shares of Power 3 common stock, plus employment of certain employees of the Company, and assumption of certain liabilities of the Company.
Furthermore, Power 3 designated 3,000,000 shares of its Series B Convertible
Preferred Stock that, voting as a class, represents a majority of the voting interest of the corporation. 1,500,000 Series B Convertible Preferred Stock were issued each to Steven B. Rash, Chairman and CEO, and Ira L. Goldknopf, Ph.D.,
Chief Science Officer. In the event either holder of shares of Series B
Convertible Preferred Stock ceases to be an officer, director or employee of the corporation, their preferred shares automatically convert to common shares at a ratio of one common share for each preferred share. In addition, 13,250,000 shares of common stock were issued to both Steven B. Rash and Ira L. Goldknopf,
Ph.D. in consideration of their executing an employment agreement with Power 3.

NOTE 16. COMMITMENTS AND CONTINGENCIES

An equipment vendor filed a complaint against the Company in April of 2002 in a
California court alleging breach of contract and seeking damages. The Company reached a settlement agreement in April of 2003 under which the Company will pay the vendor $40,000 in installments through August 2003. The Company recorded the settlement cost of $40,000 in 2002 general and administrative expenses. At
December 31, 2003, the Company had a balance remaining of $20,000, which is past due.

                                       29

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 17. RECENT PRONOUNCEMENTS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting
Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets." Under SFAS 142,
goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment annually, or more frequently if circumstances indicate potential impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. For goodwill and indefinite-lived intangible assets acquired prior to July 1, 2001, goodwill continued to be amortized through 2001, at which time, amortization ceased and a transitional goodwill impairment test was performed. Any impairment charges resulting from the initial application of the new rules were classified as a cumulative change in accounting principle. The initial transition evaluation was completed by June 30, 2002, which is within the six-month transition period allowed by the new standard. SFAS 142 has no impact on our financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No.
4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections."
SFAS 145 requires that gains or losses recorded from the extinguishment of debt that do not meet the criteria of Accounting Principles Board ("APB") Opinion No.
30 should not be presented as extraordinary items. This statement is effective for fiscal years beginning after May 15, 2002 as it relates to the reissued FASB
Statement No. 4, with earlier application permitted. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item should be reclassified. SFAS 145 has no impact on our financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task
Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee
Termination Benefits and Other Costs to Exit an Activity," under which a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 has no impact on our financial statements.

In November 2002, the FASB issued FASB Interpretation ("FIN") 45 "Guarantor's
Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others," which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this
Interpretation are applied prospectively to guarantees issued or modified after
December 31, 2002. The adoption of these recognition provisions will

                                       30

ADVANCED BIO/CHEM, INC. d/b/a ProteEx
NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 17. RECENT PRONOUNCEMENTS (CONTINUED)

result in recording liabilities associated with certain guarantees provided by
us. The disclosure requirements of this Interpretation are effective for financial statements of interim or annual periods ending after December 15,
2002. FIN 45 has no impact on our financial statements

In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation --
Transition and Disclosure -- An Amendment of FASB Statement No. 123," was issued by the FASB and amends FASB Statement No. 123, "Accounting for Stock-Based
Compensation." This Statement provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation and amends the disclosure provisions of SFAS
No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Additionally, this Statement amends APB Opinion No. 28, "Interim
Financial Reporting," to require disclosure about those effects in interim financial information. The transition method provisions of this Statement are effective for fiscal years ending after December 15, 2002. The interim financial reporting requirements of this Statement are effective for financial reports containing condensed financial statements for interim periods beginning after
December 15, 2002. We will continue to account for this compensation in accordance with APB No. 25. We adopted the interim reporting requirements in the first fiscal period of the year ending 2003.

In January 2003, the FASB issued FIN 46 "Consolidation of Variable Interest
Entities," which clarifies the application of Accounting Research Bulletin
("ARB") 51, Consolidated Financial Statements, to certain entities (called variable interest entities) in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The disclosure requirements of this Interpretation are effective for all financial statements issued after
January 31, 2003. The consolidation requirements apply to all variable interest entities created after January 31, 2003. In addition, public companies must apply the consolidation requirements to variable interest entities that existed prior to February 1, 2003 and remain in existence as of the beginning of annual or interim periods beginning after June 15, 2003. FIN 46 has no impact on our financial statements.

In May 2003, SFAS No. 150 "Accounting for Certain Financial Instruments with
Characteristics of Both Liabilities and Equity," was issued to establish new standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an entity classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as equity. This statement was effective when issued for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for calendar year public companies for the third quarter of 2003.
SFAS 150 did not have an impact on the financial statements in 2003.

                                       31

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (b) Pro forma financial information.

                          Power3 Medical Products, Inc

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the acquisition of certain assets and liabilities of Advanced Bio/Chem, Inc These pro forma financial statements also include the historical and pro forma effects of the issuance of
3,000,000 shares of convertible preferred stock, 15,000,00 shares of common stock for the assets and liabilities of Advanced Bio/Chem and 37,625,000 shares of common stock to certain new employees of Advanced Bio/Chem .

The following unaudited pro forma combined condensed financial statements have been prepared by our management from our historical financial statements and the historical financial statements of Advanced Bio/Chem, Inc., which are included in this form 8K/A. The unaudited pro forma combined condensed statements of operations reflect adjustments as if the transactions had occurred on January 1,
2003 and January 1, 2004. The unaudited pro forma combined condensed balance sheet reflects adjustments as if the transactions had occurred on January 1,
2004. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management believes are reasonable in the circumstances.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma combined condensed financial statements should be read in conjunction with our historical financial statements and Advanced Bio/Chem, Inc Inc. and related notes thereto, which are included in this form 8K/A.

                                       32

           POWER 3 MEDICAL PRODUCTS, INC. and ADVANCED BIO/CHEM, INC.
                   PROFORMA COMBINED CONDENSED BALANCE SHEETS
                                 March 31, 2004
                                   (Unaudited)

                                 Power 3 Medical      Advanced        ProForma        ProForma
ASSETS                           Products, Inc.     Bio/Chem, Inc.   Adjustments       Totals

CURRENT ASSETS
  Cash                            $        105      $       1,956    $    (1,956)(a) $       105
  Accounts receivable                      971              5,130         (5,130)(a)         971
  Prepaid expenses                           -              2,978         (2,978)(a)           -
      Total Current Assets        $      1,076      $      10,064    $   (10,064)    $     1,076

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation        $          -      $     144,259   $         -      $  144,259

OTHER ASSETS
  Deposits                        $          -      $       2,968    $    (2,968)(a) $         -
  Patents, net of amortization               -             17,004             -           17,004
      Total other assets          $          -      $      19,972   $    (2,968)(a)   $   17,004

TOTAL ASSETS                      $      1,076      $     174,295    $   (13,032)    $   162,339
                                  =============     ==============   ============    ============

LIABILITIES AND
 STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued and
   other liabilities              $    860,463      $     844,790    $  (585,040)(a) $ 1,120,213
  Bank line of credit                        -            149,938       (149,938)(a)           -
  Due related parties                        -            187,065       (187,065)(a)           -
  Stockholder advances                 123,263                  -              -         123,263
  Notes payable related party           54,500                  -              -          54,500
  Accrued interest on notes payable          -            298,510       (298,510)(a)           -
  Accrued interest on notes to
   related parties                           -             69,789        (69,789)(a)           -
  Current maturities of long-term debt       -            231,432       (231,432)(a)           -
  Other notes payable                   25,000                  -              -          25,000
  Deferred revenues                          -                  -              -               -
      Total current liabilities   $  1,063,226      $   1,781,524    $(1,521,774)    $ 1,322,976

LONG-TERM DEBT:
  Notes payable to stockholders
   and related parties            $          -      $     324,761    $  (324,761)(a) $         -
  Notes payable, net of current
   maturities                                -            702,085       (702,085)(a)           -
      Total long-term debt        $          -      $   1,026,846    $(1,026,846)    $         -

      Total liabilities           $  1,063,226      $   2,808,370    $(2,548,620)    $ 1,322,976

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT)
  Preferred Stock, $0.001 par
   value, 50,000,000 shares
   authorized
  Series A, Convertible Preferred
   Stock, 3,870,000 shares issued
   and outstanding with a
   liquidation value of $387,000  $      3,870      $           -    $         -     $     3,870
  Series B, Convertible Preferred
   Stock, 3,000,000 shares issued
   and outstanding with a
   liquidation value of $300,000                                           3,000 (b)       3,000
  Common stock $0.001 par value,
    150,000,000 shares authorized;
    2,442,830 shares issued and
    outstanding                          8,442                  -         15,000 (c)      23,442
  Common stock $0.001 par value,
    50,000,000 shares authorized;                                         37,625 (d)      37,625
    authorized; 11,111,338 shares
    issued and outstanding                   -             11,111        (11,111)(c)           -

  Common stock subscribed                  505            415,000              -         415,505
  Additional paid-in capital         9,428,163          1,409,072      2,535,588 (a)  49,890,809
                                                                       2,697,000 (b)
                                                                          (3,889)(c)
                                                                      33,824,875 (d)
  Deferred stock compensation         (675,000)                 -        675,000 (e)           -
  Deficit                           (9,828,130)        (4,469,258)    (2,700,000)(b) (51,534,888)
                                                                     (33,862,500)(d)
                                             -                  -       (675,000)(e)           -
      Total stockholders'
        deficit                     (1,062,150)        (2,634,075)     2,535,588      (1,160,637)

TOTAL LIABILITIES and SHAREHOLDERS'
   DEFICIT                        $      1,076      $     174,295    $   (13,032)    $   162,339
                                  =============     ==============   ============    ============

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

                                       33

           POWER 3 MEDICAL PRODUCTS, INC. and ADVANCED BIO/CHEM, INC.
               PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For the three months ended March 31, 2004
                                   (Unaudited)

                              Power 3 Medical     Advanced        ProForma      ProForma
                              Products, Inc.   Bio/Chem, Inc.    Adjustments     Totals

REVENUES                      $      11,491     $    137,837    $          -    $    149,328

COSTS OF REVENUES                     5,173                -               -           5,173

GROSS PROFIT                  $       6,318     $    137,837    $          -    $    144,155

OPERATING EXPENSES
  Production costs            $           -     $          -    $          -    $          -

  Stock based compensation          225,000                -       2,700,000 (b)  37,462,500
                                                                  33,862,500 (d)
                                                                     675,000
  Selling, general and
   administrative expenses          161,557          142,185               -         303,742
  Depreciation and
   amortization                           -           23,312               -          23,312
    Total operating expense   $     386,557     $    165,497    $ 37,237,500    $ 37,789,554

LOSS FROM OPERATIONS          $    (380,239)    $    (27,660)   $(37,237,500)   $(37,645,399)

OTHER INCOME (EXPENSE):
  Other income                $           -     $          -    $          - (a)$          -
  Interest expense                   (1,514)         (51,624)              -         (53,138)
    Total other income
      (expense)               $      (1,514)    $    (51,624)   $          -    $    (53,138)

NET LOSS                      $    (381,753)    $    (79,284)   $(37,237,500)   $(37,698,537)
                              ==============    =============   =============   =============

LOSS PER SHARE                      $(0.051)         $(0.007)                        $(0.627)
                              ==============    =============                   =============
AVERAGE SHARES OUTSTANDING        7,453,800       11,111,328                      60,078,000
                              ==============    =============                   =============

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

                                       34

           POWER 3 MEDICAL PRODUCTS, INC. and ADVANCED BIO/CHEM, INC.
               PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2003
                                   (Unaudited)

                               Power 3 Medical      Advanced        ProForma         ProForma
                                Products, Inc.    Bio/Chem, Inc.   Adjustments        Totals

REVENUES                       $      45,874      $     278,114    $          -     $    323,988

COSTS OF REVENUES                          -                  -               -                -

GROSS PROFIT                   $      45,874      $     278,114    $          -     $    323,988

OPERATING EXPENSES
  Production costs             $      21,273      $           -    $          -     $     21,273
  Stock based compensation         1,695,000                  -       2,700,000 (b)   38,932,500
                                                                     33,862,500 (d)
                                                                        675,000 (e)

  Selling, general and
    administrative expenses          558,657          2,265,222               -        2,823,879
  Depreciation and amortization            -             93,273               -           93,273
     Total operating expense   $   2,274,930      $   2,358,495    $ 37,237,500     $ 41,870,925

LOSS FROM OPERATIONS           $  (2,229,056)     $  (2,080,381)   $(37,237,500)    $(41,546,937)

OTHER INCOME (EXPENSE):
  Other income                 $     402,709      $           -    $          -     $    402,709
  Interest expense                   (19,149)          (220,042)              -         (239,191)
     Total other income
       (expense)               $     383,560      $    (220,042)   $          -     $    163,518

NET LOSS                       $  (1,845,496)     $  (2,300,423)   $(37,237,500)    $(41,383,419)
                               ==============     ==============   =============    =============

LOSS PER SHARE                        $(1.81)           $(0.207)                         $(0.751)
                               ==============     ==============                    =============
AVERAGE SHARES OUTSTANDING         1,017,000         11,111,338                       55,067,830
                               ==============     ==============                    =============

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

                                       35

                         Power3 Medical Products, Inc.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

1. BASIS OF PRESENTATION

        The accompanying unaudited pro forma combined condensed statements of operations present the our historical results of operations for the twelve months ended December 31, 2003 and Advanced Bio/Chem, Inc. for the period
January 1, 2004 to March 31,, 2004 with pro forma adjustments as if the transaction had taken place on January 1, 2003 AND January 31, 2004. The unaudited pro forma combined condensed balance sheet presents the historical balance sheets as of March 31, 2004, with pro forma adjustments as if the transaction had been consummated as of January 1, 2004 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

        Certain reclassifications have been made to the historical financial
Statements to conform to the pro forma combined condensed financial statement presentation.

2. PRO FORMA ADJUSTMENTS

        The following adjustments give pro forma effect to the transaction:

(a) To record the effects of the  acquisition of only certain assets and  liabilities of Advanced Bio/Chem by Power3 Medical Products, Inc.

(b) To record the issuance of 3,000,000 shares of Series B Convertible Preferred
Stock by Power3 Medical Products, Inc. to consultants at $0.90 oer share (based on market value of shares on date of grant):

      Series B Convertible Preferred Stock          $     3,000
        Additional paid in capital                    2,697,000
               Stock Based Compensation              (2,700,000)

                                                    $         -
                                                    ============

(c) To record the issuance of 15,000,000 shares of Power3 Medical Common Stock to acquire certain assets and liabilities of Advanced Bio/Chem, Inc:

      Power3 Common Stock                                  $ 15,000
      Advanced Bio/Chem Common Stock                        (11,111)
               Additional Paid in Capital                    (3,889)

                                                           $      -
                                                           =========

(d) To record the issuance of 37,525,000 shares of Power3 Medical Common Stock to certain new employees of Power3 Medical at $0.90 per share (based on market value of shares at date of grant):

      Power3 Common Stock                                  $     37,625
      Additional Paid in Capital                             33,824,875
      Stock Based Compensation                              (33,862,000)

                                                           $          -
                                                           =============

(e) To record termination of consulting agreement:

      Additional Paid in Capital                           $  675,000
      Stock Based Compensation                               (675,000)

                                                           $        -
                                                           ===========

                                       36